AGREEMENT


      This Agreement ("Agreement") is made and entered into this 15th day of August, 1989, by and between UNIVERSAL FUNDING CORP., a Missouri corporation ("UFC"), its stockholders, David S. Bonsal, John L. Settles and William Smithson ("Stockholders") and UNIVERSAL MONEY CENTERS, INC., a Missouri corporation ("UMC").

      In consideration of the mutual promises, undertakings and understandings of the parties hereto, it is hereby agreed as follows:

I.   SERVICES.

     A. SERVICES OF UMC. UMC, or its designees, shall provide the services described below, within the metropolitan Kansas City area (the "Market Area"), for sixty (60) NCR Model 1773, or other suitable, automatic teller machines (the "Equipment").

          1. Switching. UMC, or its designee, shall provide on a 7-day-a-week/24-hour-a-day basis, computer switching of the Equipment through communication circuits to permit the withdrawal of funds and balance inquiries, permit access to the Equipment by all cards of participating financial institutions, provide access to all interconnecting switches (i.e. Bankmate, CIRRUS, Discover and American Express) and reconcile transactions occurring on or through the Equipment.

          2. On-Call Remedial Maintenance. UMC, or its designee, shall provide on a 7-day-a-week/24-hour-a-day basis, on-call remedial maintenance services including, by means of example but not limitation, repair or replacement of failed parts, replacing ink ribbons and receipt paper, cleaning money and card reader jams and rebooting software.

          3. Preventive Maintenance. UMC, or its designee, shall provide preventive maintenance during the hours of 9:00 AM to 5:00 Pacific Mutual, Local Time, Monday through Friday, excluding holidays, to keep the Equipment in good operating condition.

          4.   Parts.   UMC's   services  shall  include   replacement   of  all
               unserviceable parts.

          5. Communications. UMC, or its designee, shall provide communication circuits between the Equipment and UMC's switching center, including necessary modems for communications. UMC, or its designee, shall provide on a 7-day-a-week/24 hours-a-day basis, monitoring and diagnostic analysis of circuits and interface with telephone companies to identify and resolve problems.

          6.   Exclusions. Maintenance services do not include:

               a)   electrical work external to the Equipment;

               b)   repair of damage  resulting from  accident,  transportation,
                    neglect,   misuse,  or  failure  of  electrical  power,  air
                    conditioning or humidity control;

               c) furnishing platens, supplies or accessories, painting or refinishing the Equipment or furnishing material therefor; making specification changes or performing services connected with relocation of the Equipment; or adding or removing accessories, attachments or other devices; and

               d)   such services which are  impracticable  to render because of
                    alterations   to  the  Equipment  or  their   connection  by
                    mechanical or electrical means to other devices.

     B.   SERVICES OF UFC.

          1. Placement of the Equipment. UFC shall contract with the Southland Corporation ("Southland") and grocery stores in the Market Area to place the Equipment in Southland's 7-11 Stores and participating grocery stores in the Market Area.

          2. Vault Cash. UFC shall supply cash necessary to operate the Equipment at such locations by depositing or advancing cash (the "Security") in order to obtain vault cash to place in the Equipment.

          3. Armored Service. UFC shall contract with a security service such as Brinks, Incorporated or Wells Fargo Armored Services Corporation, for an armored security service to supply the Equipment with cash.

II.  COMPENSATION.

     A.   UFC's  Compensation.  In  consideration  of UFC's services,  UFC shall receive all revenues and fees paid by participating financial institutions for transactions performed on or occurring through the Equipment ("UFC's Compensation").

     B. UMC's Compensation. In consideration of UMC's services, UMC shall receive all of UFC's net income which shall consist of UFC's Compensation minus: the expenses paid by UFC for the armored service; interest expense on the Vault Cash; debt service on the Equipment; any fees paid to Southland, participating grocery stores and financial institutions; taxes or insurance on the Equipment; and a cumulative 18 percent return on the Security outstanding as determined on a daily basis (the sum of such items shall be referred to herein as the "Expenses"). Any arrearages for the Expenses in excess of UFC's compensation shall be paid by UMC to UFC before any amounts are paid to UMC ("UMC's Compensation").



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

III. WARRANTY.

     A. UMC represents and warrants that Equipment which is maintained by UMC or its designee will perform in accordance with its manufacturer's published specifications. This warranty shall not extend to Equipment that has been subjected to misuse, neglect or accident or which shall have been altered or repaired (other than by UMC or its designee) in such a manner as to affect adversely its performance, stability or reliability. Parts on Equipment not covered by this warranty which are replaced by UMC, or its designee, shall be replaced by UMC, or its designee, at its then standard hourly rates for such replacement services.

     B.   EXCEPT AS  SPECIFICALLY  PROVIDED  HEREIN,  THERE  ARE NO  WARRANTIES,
          EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLID WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ARE IN LIEU OF ALL OTHER OBLIGATIONS OR WARRANTIES ON THE PART OF THE LESSOR FOR DAMAGES INCLUDING, BUT NOT LIMITED TO, CONSEQUENTIAL DAMAGES.

IV.  LIMITATION OF LIABILITY.

     A. UMC's sole obligation in case of any breach of its representations and warranties set forth herein shall be to repair or replace, at UMC's option, any defective item of Equipment and UMC will promptly reimburse UFC for all funds which, as a result of any deficiencies in UMC's software or otherwise, cause funds to be dispersed without a corresponding credit to UFC's settlement account. UMC will act as UFC's agent in recovering funds from interconnecting switches and financial institutions from which UFC is due credits. Except as set forth above, UMC's liability hereunder from any and all causes relating to the maintenance services provided pursuant hereto shall be limited to general money damages in an amount not to exceed UMC's Compensation. The foregoing limitations shall be the extent of UMC's liability under this Agreement regardless of the form in which any legal or equitable action may be brought against UMC (e.g. contract, negligence or otherwise) and the foregoing shall constitute UFC's sole remedies.

     B. IN NO EVENT WILL UMC BE RESPONSIBLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHICH UFC MAY INCUR OR EXPERIENCE ON ACCOUNT OF ENTERING INTO OR RELYING ON THIS AGREEMENT, EVEN IF UMC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

V.   CHARGES; TERMS; TAXES; PAYMENTS.

     A. Compensation shall commence on the Installation Date of the Equipment and shall be due and payable on the first day of each month thereafter. The first


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

          monthly compensation payment shall include a pro rata amount for any portion of the preceding month following the Installation Date, defined below.

     B. The Initial Term of this Agreement shall be for twenty-four (24) months, commencing on the Installation Date. This Agreement shall automatically renew and continue in full force and effect for successive twelve (12) month renewal periods unless termination by written notice by either party is given not less than thirty (30) days prior to the end of the initial term or any renewal term.

     C. There shall be added to all payments hereunder amounts equal to any applicable taxes levied or based on this Agreement, exclusive of taxes based on UMC's net income.

     D. All invoices shall be paid by UFC in full within ten days of receipt. If UFC fails to pay any amount due under this Agreement whether by acceleration or otherwise, UFC shall, upon demand, pay interest at the highest rate of interest allowable, but in no vent more than 1-1/2% per month, payable monthly, on such delinquent amount from the due date until the date of payment. UFC agrees to reimburse UMC for any and all expenses UMC may incur, including reasonable attorney fees, in taking action to collect any amounts due UMC hereunder or in enforcing any of UMC's rights hereunder.

VI. OPTION TO PURCHASE. The Stockholders grant and convey to UMC an Option ("Option") to purchase from the Stockholders and the Stockholders shall sell to UMC all of the shares of common stock then owned by the Stockholders if such option is exercised by written notice from UMC, at the Option Price (defined below) payable by cashier's check on the closing date. The Option is exercisable by UMC at any time on or after August 15, 1991 with respect to all of the shares then held by the Stockholders, as reflected on the books and records of UFC. To exercise the Option, UMC shall give thirty (30) days prior written notice to the Stockholders. Upon exercise of the Option, the Stockholders shall be obligated to sell all of their shares at the Option Price. The closing of such purchase and sale shall take place at the office of UMC on a date designated by UMC, which date shall be the later of 90 days following (i) the date of written notice by the Purchasers of his intention to exercise the Option and (ii) determination of the Option Price (the "Closing Date").

VII. OPTION PRICE. The Option Price to be paid by UMC for all of the shares of common stock of UFC shall be an amount equal to one hundred and ten percent (110%) of the sum of the Stockholders' capital contributed to UFC, the amount paid for the Equipment and restoration of any arrearages in the Expenses.

VIII.NOTICES. Any notice, request, instrument or other document to be given hereunder shall be in writing and delivered personally or sent by certified or registered mail, postage prepaid:


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


                a.   If to UFC, addressed as follows:

                     Universal Funding Corp.
                     6800 Squibb Road
                     Shawnee Mission, Kansas 66201

                b.   If to UMC, addressed as follows:

                     Universal Money Centers
                     P.O. Box 29153
                     Shawnee Mission, Kansas 66201-9153

Or to such other address as any of the parties hereto may designate by notice given as above provided. Any item sent by registered or certified mail, as above provided, will be deemed given when deposited in the United States mail.

IX. TERMINATION. The occurrence of any of the following events shall terminate the Option and this Agreement.

     A. Representations. Any representation or warranty made by UMC in this Agreement or in any Agreement, certificate, document or financial or other statement furnished at any time in connection herewith shall prove to have been incorrect in any material respect when made.

     B. Insolvency. If UMC (1) makes a general assignment for the benefit of creditors, (2) admits in writing the inability to pay debts as they become due, (3) files a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation,
          (4) files an answer admitting or not contesting the material allegations of a petition against it in any such proceeding, (5) seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator for it or any material part of its properties,
          (6) discontinues to suspends its business as a going concern, (7) files a petition for bankruptcy, (8) is adjudicated a bankrupt or insolvent, or (9) is declared insolvent.

     C. Involuntary Proceedings. Any involuntary or statutory proceedings against UMC seeking any reorganization, bankruptcy, arrangements, composition, readjustment, liquidation, dissolutions, receivership or similar relief under any present or future statute, law or regulation.

     D. Attachment. The attachment, seizure, levy upon or taking of possession by any receiver, custodian or assignee for the benefit of creditors of any property of UMC or UFC.

X. RESTRICTED TRANSFER. The Stockholders shall be prohibited from selling their shares during the term of this Agreement unless their transferee executes an agreement granting UMC an option to purchase the transferee's shares on the same basis as the Option provided in this Agreement.


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


     Each Certificate for shares now or hereafter held by the Stockholder (or any transferee of his) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                "The transfer or encumbrance (by operation of law or otherwise) of the shares represented by this certificate is restricted by the terms of an Agreement dated August 15, 1989, a copy of which is on file at the office of UFC."

XI. MISCELLANEOUS. This Agreement, including the documents, exhibits and schedules referred to herein, contains the entire understanding of the parties hereto and supercedes all prior understandings, agreements or undertakings of the parties with respect to the subject matter herein, and may be amended only by a written instrument executed by Seller and Buyer. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such provision or the remaining provisions of this Agreement. This Agreement shall be a contract made under, and shall be governed by and construed under, the laws of the State of Missouri. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, assigns and personal representatives, provided, however, that no assignment by any party hereto of any right hereunder shall be made on or prior to the Closing Date, and no assignment, by operation of law or otherwise, shall relieve any party of its obligations hereunder. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute together but one and the same instrument.



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


     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the days and year set forth below.

UNIVERSAL MONEY CENTERS, INC.           UNIVERSAL FUNDING CORP.


By:  /s/ John L. Settles                By:  /s/ David S. Bonsal
     -------------------------------         -----------------------------------

     Its: President                          Its: Vice President
          --------------------------              ------------------------------

Date:    August 15, 1989                Date:    August 15, 1989
     -------------------------------         -----------------------------------


Attest: /s/ Sandra Cain                 Attest: /s/ Sandra Cain
       -----------------------------           ---------------------------------

/s/ David S. Bonsal                     /s/ William Smithson
------------------------------------    ----------------------------------------
David S. Bonsal, Stockholder            William Smithson, Stockholder


/s/ John L. Settles
------------------------------------
John L. Settles, Stockholder




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